EZCORP Announces Fourth Quarter and Full-Year Fiscal 2016 Results
Austin, Texas (December 7, 2016) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn loans in the United States and Mexico, today announced results for its fourth quarter and fiscal year ended September 30, 2016.
CEO COMMENTARY AND OUTLOOK
Stuart Grimshaw, EZCORP's Chief Executive Officer, said: "Fiscal 2016 was an important year for our company. Our intense focus on market leadership in meeting our customers' desire for cash whenever they want it, combined with consistent execution, delivered strong operating results for our pawn businesses in the U.S. and Mexico. We achieved market leading growth in same store pawn loans outstanding (PLO), the most influential driver of revenue and profitability, and continued to improve our customer experience metrics.
“In September, we completed the divestiture of Grupo Finmart, which frees up capital, management attention and other resources that we can now deploy to grow our pawn businesses. We exit the year in a strong liquidity position, including $66 million of cash, $50 million available on our credit facility and $89.8 million in notes receivable from the Grupo Finmart sale, over half of which we expect to receive in fiscal 2017.
“From a financial standpoint, the positive pawn operating results were offset by $16.8 million of non-cash charges associated with our minority equity investment in Cash Converters International Limited recorded in the fourth quarter.
"Our intense focus on customer leadership and delivering an outstanding customer experience will continue with investments in process improvements, product and customer data analytics and feedback, technology, targeted incentives, and coaching and mentoring for our field team. We are confident these initiatives will continue to improve our core pawn operating performance, which will provide our platform for profitable growth."
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
OPERATIONAL HIGHLIGHTS

▪	Strong pawn fundamentals:

◦	For the year, pawn loans outstanding (PLO) up 4% to $149.8 million in the U.S and up 7% to $17.5 million in Mexico.

◦	Leading the U.S. market with average PLO of $288,100 per store.

◦
Pawn service charges (PSC) up 5% to $60.3 million in the quarter and up 6% to $229.9 million for the year in the U.S., and up 5% to $8.3 million in the quarter and up 3% to $31.9 million for the year in Mexico.

◦	Merchandise sales gross margin up 200bps to 35% in the quarter and up 400bps to 37% for the year.

▪	Revenue growth from strong customer engagement and continued focus on expense management drove underlying business improvement:

◦	Total revenue up $14.3 million in the fourth quarter and $10.5 million for the year.

◦	Net revenue up $7.3 million (7%) in the fourth quarter and $25.2 million (6%) for the year.

◦	Total operating expenses down $32.6 million (24%) in the quarter and $19.6 million (5%) for the year.

▪
Strong liquidity position to support growth with $66 million cash balance at year-end plus $50 million undrawn on our credit facility. Of the $89.8 million in notes receivable from the Grupo Finmart sale, EZCORP anticipates receiving $45.7 million in fiscal 2017. To date, $6.4 million has been received, consistent with the terms of the notes.
CONSOLIDATED RESULTS
Three-Months Ended September 30, 2016

•
Net loss from continuing operations attributable to EZCORP was $16.9 million ($(0.31) per share), compared to a net loss of $57.1 million ($(1.04) per share) in the prior year quarter. This improvement was driven by revenue growth and continued focus on expense management. The fourth quarter results included a $16.8 million non-cash impairment and equity loss on our investment in Cash Converters International Limited.

•
Total revenue was $184.6 million, up 8%, and net revenue was $106.9 million, up 7%. On a constant currency basis[1], total revenue was $188.2 million, up 11%, with net revenue of $108.8 million, up 9%. Higher PLO balances drove increased PSC, and improved inventory management drove increased merchandise margins.

•
Total operating expenses for the fourth quarter decreased 24% (23% decrease a constant currency basis) as we continue to implement operational efficiencies. Corporate administrative expense decreased $10.8 million to $18.0 million, down 37%.

Fiscal Year Ended September 30, 2016

•
Net loss from continuing operations attributable to EZCORP was $8.0 million ($(0.15) per share), compared to a net loss of $51.3 million ($(0.94) per share). This increase reflects continued improvement in our U.S. and Mexico pawn businesses (as discussed below). Fiscal year 2016 results included $11.0 million non-cash impairment on our investment in Cash Converters International Limited, $4.2 million in restatement related expenses and $1.9 million in restructuring costs.

•
Total revenue was $730.5 million, 1% higher, with net revenue of $428.2 million, a 6% increase. On a constant currency basis, total revenue was $748.1 million, 4% higher, and net revenue was $437.9 million, 9% higher. The net revenue increases were driven by growth in PSC as a result of higher PLO balances, as well as improved merchandise sales margins.

•	Total operating expenses decreased 5% (3% on a constant currency basis), with store operating expenses up due to the addition of new stores during the year.
OPERATING METRICS
U.S. Pawn Segment
Three-Months Ended September 30, 2016

•	Enhanced focus on lending operations resulted in an increase in total PLO of 4% to $149.8 million, up 4% on a same store basis.

•
Same store sales were strong in the quarter, up 8%. Merchandise sales gross margin improved to 36% from 35% attributable to efficiently pricing and selling aged inventory, driving merchandise sales gross profit growth of 9% to $29.2 million.

•	Total PSC increased 5% to $60.3 million; 4% on a same store basis. Average monthly yield on PLO decreased to 13% from 14% in the prior-year quarter.

•	Net revenue gains along with reduced expenses led to an increase in segment profit before tax of 136% to $21.4 million.

•	Inventory aged over one year reduced to 8% of total inventory from 10%.

Fiscal Year Ended September 30, 2016

•	PSC of $229.9 million, up 6%, with same store PSC growth of 4%.

•	Average monthly PLO yield remained flat to the prior-year period at 14%.

•	Same store sales increased 3%. Merchandise sales gross margin increased to 38% from 35%, resulting in a 14% increase in merchandise sales gross profit to $131.5 million.

•	Net revenue increased 7% to $369.4 million and segment expenses increased 2%, resulting in a 25% increase in segment profit before tax to $100.1 million.
Mexico Pawn Segment
Three-Months Ended September 30, 2016

•
PLO increased 7% to $17.5 million (up 21% on a constant currency basis). PSC grew 5% to $8.3 million (up 21% on a constant currency basis). Average monthly PLO yield was consistent with the prior-year at 16%

•
Same store sales increased 4% (19% in constant currency). Merchandise sales gross margin increased to 29% from 21% as a result of more disciplined pawn loan valuations and pricing cadence. Merchandise sales gross profit increased 32% to $4.4 million (up 52% on a constant currency basis).

•	Segment profit before tax increased $5.6 million to $2.3 million (up $6.5 million on a constant currency basis).

•	Inventory aged over one year reduced to 3% of total inventory from 4%.
Fiscal Year Ended September 30, 2016

•	PSC increase of 3% to $31.9 million (up 22% on a constant currency basis). Annualized yield on pawn loans remained unchanged to the prior-year period at 16%.

•
Same store sales were flat (19% increase on a constant currency basis). Merchandise sales gross margin increased to 32% from 28%, resulting in a 7% increase in merchandise sales gross profit to $19.3 million (up 27% on a constant currency basis).

•
Expense management leveraged a 3% growth in net revenue to $52.0 million into a $9.5 million increase in segment profit before tax to $8.5 million (net revenue up 22% and segment profit before tax up $12.6 million on a constant currency basis to $11.6 million).

DISCONTINUED OPERATIONS: GRUPO FINMART
During the fourth quarter of fiscal 2016 as a result of the Grupo Finmart disposition, we recorded a gain of $34.2 million. The gain does not take into consideration the total costs associated with the transaction, which were $9.8 million, approximately $8.0 million of which were recorded in our consolidated statements of operations in fiscal 2016 and the remaining $1.8 million of which will be recorded in our consolidated statements of operations in future periods due to ongoing employee service requirements.

CONFERENCE CALL
EZCORP will host a conference call on Thursday, December 8, 2016, at 7:30am Central Time to discuss fourth quarter and fiscal year results. Analysts and institutional investors may participate on the conference call by dialing (888) 734-0328, Conference ID: 29660657, International dialing (678) 894-3054. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the call.

ABOUT EZCORP
EZCORP is a leading provider of pawn loans in the United States and Mexico. At our pawn stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545

EZCORP, Inc. CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2016	2015	2016	2015

		As Corrected		As Corrected
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$97,166	$91,490	$409,107	$402,118
Jewelry scrapping sales	16,482	10,452	50,113	57,973
Pawn service charges	68,603	65,208	261,800	247,204
Other revenues	2,334	3,141	9,485	12,705
Total revenues	184,585	170,291	730,505	720,000
Merchandise cost of goods sold	63,540	61,359	258,271	267,789
Jewelry scrapping cost of goods sold	13,768	8,457	42,039	46,066
Other cost of revenues	416	928	1,965	3,125
Net revenues	106,861	99,547	428,230	403,020
Operating expenses:
Operations	79,941	81,604	301,387	294,939
Administrative	18,016	28,774	68,101	72,986
Depreciation and amortization	6,120	8,511	26,542	30,959
Loss on sale or disposal of assets	465	1,934	1,106	2,659
Restructuring	11	16,317	1,921	17,080
Total operating expenses	104,553	137,140	399,057	418,623
Operating income (loss)	2,308	(37,593)	29,173	(15,603)
Interest expense	4,463	3,929	16,477	16,385
Interest income	(15)	(55)	(81)	(278)
Loss from investment in unconsolidated affiliates	5,881	5,811	255	5,473
Impairment of investments	10,957	26,837	10,957	26,837
Other expense	387	1,234	1,202	2,187
(Loss) income from continuing operations before income taxes	(19,365)	(75,349)	363	(66,207)
Income tax (benefit) expense	(1,863)	(18,242)	9,361	(14,025)
Loss from continuing operations, net of tax	(17,502)	(57,107)	(8,998)	(52,182)
Income (loss) from discontinued operations, net of tax	19,636	(36,998)	(79,432)	(42,045)
Net income (loss)	2,134	(94,105)	(88,430)	(94,227)
Net loss attributable to noncontrolling interest	(1,097)	(1,805)	(7,686)	(5,035)
Net income (loss) attributable to EZCORP, Inc.	$3,231	$(92,300)	$(80,744)	$(89,192)

Basic loss per share attributable to EZCORP, Inc. — continuing operations	$(0.31)	$(1.04)	$(0.15)	$(0.94)
Diluted loss per share attributable to EZCORP, Inc. — continuing operations	$(0.31)	$(1.04)	$(0.15)	$(0.94)

Weighted-average basic shares outstanding	53,991	54,821	54,427	54,369

Net loss from continuing operations attributable to EZCORP, Inc.	$(16,927)	$(57,105)	$(7,973)	$(51,298)
Income (loss) from discontinued operations attributable to EZCORP, Inc.	20,158	(35,195)	(72,771)	(37,894)
Net income (loss) attributable to EZCORP, Inc.	$3,231	$(92,300)	$(80,744)	$(89,192)
Certain immaterial corrections have been made to the fiscal 2015 amounts from those as previously filed.

EZCORP, Inc. CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands, except share and per share amounts)

	September 30,
	2016	2015

		As Corrected
Assets:
Current assets:
Cash and cash equivalents	$65,737	$56,244
Pawn loans	167,329	159,964
Pawn service charges receivable, net	31,062	30,852
Inventory, net	140,224	124,084
Notes receivable, net	41,946	—
Income taxes receivable	2,533	42,231
Current assets held for sale	—	72,849
Prepaid expenses and other current assets	33,312	25,077
Total current assets	482,143	511,301
Investment in unconsolidated affiliate	37,128	56,182
Property and equipment, net	58,455	73,938
Goodwill	253,976	251,646
Intangible assets, net	30,681	30,778
Non-current notes receivable, net	41,119	—
Deferred tax asset, net	35,303	34,176
Non-current assets held for sale	—	217,233
Other assets, net	44,439	13,736
Total assets	$983,244	$1,188,990

Liabilities, temporary equity and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$84,285	$109,875
Current liabilities held for sale	—	87,329
Customer layaway deposits	10,693	10,470
Total current liabilities	94,978	207,674
Long-term debt, net	283,611	197,976
Non-current liabilities held for sale	—	101,644
Deferred gains and other long-term liabilities	10,450	9,929
Total liabilities	389,039	517,223
Commitments and contingencies
Temporary equity:
Class A Non-voting Common Stock, subject to possible redemption at $10.06 per share; none as of September 30, 2016 and 1,168,456 shares issued and outstanding at redemption value as of September 30, 2015	—	11,696
Redeemable noncontrolling interest	—	4,040
Total temporary equity	—	15,736
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million as of September 30, 2016 and 2015; issued and outstanding: 51,129,144 as of September 30, 2016 and 50,726,289 as of September 30, 2015	511	507
Class B Voting Common Stock, convertible, par value $.01 per share; 3 million shares authorized; issued and outstanding: 2,970,171	30	30
Additional paid-in capital	318,723	310,038
Retained earnings	319,808	400,552
Accumulated other comprehensive loss	(44,089)	(55,096)
EZCORP, Inc. stockholders’ equity	594,983	656,031
Noncontrolling interest	(778)	—
Total equity	594,205	656,031
Total liabilities, temporary equity and equity	$983,244	$1,188,990
Certain immaterial corrections have been made to the fiscal 2015 amounts from those as previously filed.

EZCORP, Inc. CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Fiscal Year Ended September 30,
	2016	2015

		As Corrected
	(in thousands)
Operating activities:
Net loss	$(88,430)	$(94,227)
Loss from discontinued operations*	78,872	14,728
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,542	34,450
Amortization of debt discount	8,928	8,888
Amortization of deferred financing costs	1,763	1,657
Consumer loan loss provision	704	22,303
Deferred income taxes	849	(6,050)
Impairment of goodwill	—	12,253
Impairment of long-lived assets	—	18,529
Other adjustments	969	(95)
Loss on sale or disposal of assets	1,106	2,893
Stock compensation	5,346	2,374
Loss from investments in unconsolidated affiliates	255	5,473
Impairment of investments	10,957	26,837
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	286	5,181
Inventory	(3,735)	433
Prepaid expenses, other current assets and other assets	(14,875)	7,475
Accounts payable and other, deferred gains and other long-term liabilities	(3,505)	22,079
Customer layaway deposits	329	1,997
Income taxes receivable	42,108	(18,298)
Payments of restructuring charges	(8,478)	(5,376)
Dividends from unconsolidated affiliate	2,197	4,842
Net cash provided by operating activities — continuing operations	62,188	68,346
Net cash provided by operating activities — discontinued operations*	2,215	11,052
Investing activities:
Loans made	(640,977)	(756,463)
Loans repaid	385,333	528,733
Recovery of pawn loan principal through sale of forfeited collateral	235,168	243,692
Additions to property and equipment	(9,486)	(23,174)
Acquisitions, net of cash acquired	(6,000)	(7,802)
Investments in unconsolidated affiliate	—	(12,140)
Proceeds from sale of assets	—	564
Net cash used in investing activities — continuing operations	(35,962)	(26,590)
Net cash provided by (used in) investing activities — discontinued operations*	42,678	(41,103)
Financing activities:
Taxes paid related to net share settlement of equity awards	(172)	(210)
Debt issuance costs	(740)	—
Payout of deferred consideration	(15,000)	(6,000)
Purchase of subsidiary shares from noncontrolling interest	—	(32,411)
Proceeds from borrowings and line of credit	48,688	—
Payments on borrowings, line of credit and capital lease obligations	(48)	(418)
Repurchase of common stock	(11,750)	—
Net cash provided by (used in) financing activities — continuing operations	20,978	(39,039)
Net cash (used in) provided by financing activities — discontinued operations*	(84,134)	41,441

EZCORP, Inc. CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

Effect of exchange rate changes on cash and cash equivalents	(1,350)	(10,308)
Net increase in cash and cash equivalents	6,613	3,799
Cash and cash equivalents at beginning of period, excluding held for sale	56,244	52,294
Cash and cash equivalents held for sale at beginning of period	2,880	3,031
Cash and cash equivalents at end of period	65,737	59,124
Less: cash and cash equivalents held for sale at end of period	—	(2,880)
Cash and cash equivalents at end of period, excluding held for sale	$65,737	$56,244
Certain immaterial corrections have been made to the fiscal 2015 amounts from those as previously filed.
*    Represents operations discontinued subsequent to the adoption of FASB ASU 2014-08. Amounts are exclusive of intercompany loans.

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended September 30, 2016
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$82,211	$14,955	$—	$97,166	$—	$97,166
Jewelry scrapping sales	15,693	789	—	16,482	—	16,482
Pawn service charges	60,263	8,340	—	68,603	—	68,603
Other revenues	50	154	2,130	2,334	—	2,334
Total revenues	158,217	24,238	2,130	184,585		184,585
Merchandise cost of goods sold	52,980	10,560	—	63,540	—	63,540
Jewelry scrapping cost of goods sold	13,105	663	—	13,768	—	13,768
Other cost of revenues	—	—	416	416	—	416
Net revenues	92,132	13,015	1,714	106,861	—	106,861
Operating expenses (income):
Operations	67,803	9,520	2,618	79,941	—	79,941
Administrative	—	—	—	—	18,016	18,016
Depreciation and amortization	2,753	680	55	3,488	2,632	6,120
Loss on sale or disposal of assets	162	53	4	219	246	465
Restructuring	11	—	—	11	—	11
Interest expense	—	6	—	6	4,457	4,463
Interest income	—	(7)	—	(7)	(8)	(15)
Loss from investment in unconsolidated affiliate	—	—	5,881	5,881	—	5,881
Impairment of investment	—	—	10,957	10,957	—	10,957
Other expense (income)	—	465	(1)	464	(77)	387
Segment contribution (loss)	$21,403	$2,298	$(17,800)	$5,901
Loss from continuing operations before income taxes				$5,901	$(25,266)	$(19,365)

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended September 30, 2015
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$75,595	$15,498	$397	$91,490	$—	$91,490
Jewelry scrapping sales	10,331	57	64	10,452	—	10,452
Pawn service charges	57,250	7,958	—	65,208	—	65,208
Other revenues	375	238	2,528	3,141	—	3,141
Total revenues	143,551	23,751	2,989	170,291		170,291
Merchandise cost of goods sold	48,763	12,180	416	61,359	—	61,359
Jewelry scrapping cost of goods sold	8,401	6	50	8,457	—	8,457
Other cost of revenues	—	—	928	928	—	928
Net revenues	86,387	11,565	1,595	99,547	—	99,547
Operating expenses (income):
Operations	67,903	12,200	1,501	81,604	—	81,604
Administrative	—	—	—	—	28,774	28,774
Depreciation and amortization	4,461	998	103	5,562	2,949	8,511
Loss (gain) on sale or disposal of assets	918	(6)	—	912	1,022	1,934
Restructuring	4,016	799	2,563	7,378	8,939	16,317
Interest expense	44	6	—	50	3,879	3,929
Interest income	(1)	(24)	—	(25)	(30)	(55)
Loss from investment in unconsolidated affiliate	—	—	5,811	5,811	—	5,811
Impairment of investment	—	—	26,837	26,837	—	26,837
Other expense (income)	(12)	916	7	911	323	1,234
Segment (loss) contribution	$9,058	$(3,324)	$(35,227)	$(29,493)
Loss from continuing operations before income taxes				$(29,493)	$(45,856)	$(75,349)

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Fiscal Year Ended September 30, 2016
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$348,771	$60,331	$5	$409,107	$—	$409,107
Jewelry scrapping sales	47,810	2,282	21	50,113	—	50,113
Pawn service charges	229,893	31,907	—	261,800	—	261,800
Other revenues	331	385	8,769	9,485	—	9,485
Total revenues	626,805	94,905	8,795	730,505	—	730,505
Merchandise cost of goods sold	217,268	41,002	1	258,271	—	258,271
Jewelry scrapping cost of goods sold	40,138	1,885	16	42,039	—	42,039
Other cost of revenues	—	—	1,965	1,965	—	1,965
Net revenues	369,399	52,018	6,813	428,230	—	428,230
Operating expenses (income):
Operations	255,321	38,481	7,585	301,387	—	301,387
Administrative	—	—	—	—	68,101	68,101
Depreciation and amortization	12,242	2,965	218	15,425	11,117	26,542
Loss on sale or disposal of assets	664	169	4	837	269	1,106
Restructuring	993	543	202	1,738	183	1,921
Interest expense	125	109	—	234	16,243	16,477
Interest income	(2)	(30)	—	(32)	(49)	(81)
Loss from investment in unconsolidated affiliate	—	—	255	255	—	255
Impairment of investment	—	—	10,957	10,957	—	10,957
Other expense (income)	—	1,273	2	1,275	(73)	1,202
Segment contribution (loss)	$100,056	$8,508	$(12,410)	$96,154
Income from continuing operations before income taxes				$96,154	$(95,791)	$363

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Fiscal Year Ended September 30, 2015
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$334,635	$65,408	$2,075	$402,118	$—	$402,118
Jewelry scrapping sales	54,343	3,267	363	57,973	—	57,973
Pawn service charges	216,211	30,993	—	247,204	—	247,204
Other revenues	945	1,021	10,739	12,705	—	12,705
Total revenues	606,134	100,689	13,177	720,000	—	720,000
Merchandise cost of goods sold	218,953	47,371	1,465	267,789	—	267,789
Jewelry scrapping cost of goods sold	42,845	2,954	267	46,066	—	46,066
Other cost of revenues	—	—	3,125	3,125	—	3,125
Net revenues	344,336	50,364	8,320	403,020	—	403,020
Operating expenses (income):
Operations	244,232	43,927	6,780	294,939	—	294,939
Administrative	—	—	—	—	72,986	72,986
Depreciation and amortization	15,227	4,440	616	20,283	10,676	30,959
Loss (gain) on sale or disposal of assets	995	258	(1)	1,252	1,407	2,659
Restructuring	4,016	799	2,563	7,378	9,702	17,080
Interest expense	60	15	—	75	16,310	16,385
Interest income	(42)	(78)	—	(120)	(158)	(278)
Loss from investment in unconsolidated affiliate	—	—	5,473	5,473	—	5,473
Impairment of investments	—	—	26,837	26,837	—	26,837
Other expense	—	1,988	7	1,995	192	2,187
Segment contribution (loss)	$79,848	$(985)	$(33,955)	$44,908
Loss from continuing operations before income taxes				$44,908	$(111,115)	$(66,207)

EZCORP, Inc.
STORE COUNT ACTIVITY (UNAUDITED)

	Company-owned Stores
	U.S. Pawn	Mexico Pawn		Other International	Consolidated	Franchises

As of September 30, 2013	502	258		39	799	8
New locations opened	9	3		—	12	—
Locations sold, combined or closed	(7)	—		—	(7)	(3)
As of September 30, 2014	504	261		39	804	5
New locations opened	5	3		—	8	—
Locations acquired	25	—		—	25	—
Locations sold, combined or closed	(12)	(27)		(12)	(51)	(4)
As of September 30, 2015	522	237	*	27	786	1
New locations opened	—	3		—	3	—
Locations acquired	6	1		—	7	—
Locations sold, combined or closed	(8)	(2)		—	(10)	(1)
As of September 30, 2016	520	239		27	786	—
*    Includes five buy/sell stores reflected in fiscal 2015 ending count which were converted to Mexico Pawn stores during the three-months ended March 31, 2016.
NON-GAAP FINANCIAL INFORMATION (UNAUDITED)
In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency"). We use constant currency and ongoing segment contribution results to evaluate results of our Mexico Pawn operations, which are denominated in Mexican pesos and believe that presentation of constant currency results are meaningful and useful in understanding the activities and business metrics of our Mexico Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in Mexican pesos to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate during the appropriate period for statement of operations items. The end-of-period exchange rate as of September 30, 2016 and 2015 was 19.4 to 1 and 17.1 to 1, respectively. The average exchange rate for the years ended September 30, 2016, 2015 and 2014 was 17.9 to 1, 15.1 to 1, and 13.1 to 1, respectively. Constant currency results, where presented, also exclude the foreign currency gain or loss and the related foreign currency derivative gain or loss impact.
The following information provides reconciliations of certain non-GAAP financial measures presented in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Miscellaneous Non-GAAP Financial Measures

	U.S. Dollar Amount	Percentage Change YOY

	(in thousands)
Consolidated revenue (three-months ended September 30, 2016)	$184,585	8%
Currency exchange rate fluctuations	3,656
Constant currency consolidated revenue (three-months ended September 30, 2016)	$188,241	11%

Consolidated net revenue (three-months ended September 30, 2016)	$106,861	7%
Currency exchange rate fluctuations	1,950
Constant currency consolidated net revenue (three-months ended September 30, 2016)	$108,811	9%

Consolidated operating expenses (three-months ended September 30, 2016)	$104,553	(24)%
Currency exchange rate fluctuations	1,524
Constant currency consolidated operating expenses (three-months ended September 30, 2016)	$106,077	(23)%

Consolidated revenue (year ended September 30, 2016)	$730,505	1%
Currency exchange rate fluctuations	17,598
Constant currency consolidated revenue (year ended September 30, 2016)	$748,103	4%

Consolidated net revenue (year ended September 30, 2016)	$428,230	6%
Currency exchange rate fluctuations	9,645
Constant currency consolidated net revenue (year ended September 30, 2016)	$437,875	9%

Consolidated operating expenses (year ended September 30, 2016)	$399,057	(5)%
Currency exchange rate fluctuations	7,818
Constant currency consolidated operating expenses (year ended September 30, 2016)	$406,875	(3)%

Mexico Pawn loans outstanding as of September 30, 2016	$17,538	7%
Currency exchange rate fluctuations	2,359
Constant currency Mexico Pawn loans outstanding as of September 30, 2016	$19,897	21%

Mexico Pawn service charges (three-months ended September 30, 2016)	$8,340	5%
Currency exchange rate fluctuations	1,268
Constant currency Mexico Pawn service charges (three-months ended September 30, 2016)	$9,608	21%

Mexico Pawn same store merchandise revenue (three-months ended September 30, 2016)	$14,559	4%
Currency exchange rate fluctuations	2,144
Constant currency Mexico Pawn same store merchandise revenue (three-months ended September 30, 2016)	$16,703	19%

Mexico Pawn merchandise sales gross profit (three-months ended September 30, 2016)	$4,395	32%
Currency exchange rate fluctuations	638
Constant currency Mexico Pawn merchandise sales gross profit (three-months ended September 30, 2016)	$5,033	52%

Mexico Pawn segment profit before tax (three-months ended September 30, 2016)	$2,298	N/A
Currency exchange rate fluctuations	922
Constant currency Mexico Pawn segment profit before tax (three-months ended September 30, 2016)	$3,220	N/A

Mexico Pawn service charges (year ended September 30, 2016)	$31,907	3%
Currency exchange rate fluctuations	5,917
Constant currency Mexico Pawn service charges (year ended September 30, 2016)	$37,824	22%

Mexico Pawn same store merchandise revenue (year ended September 30, 2016)	$58,636	—%
Currency exchange rate fluctuations	10,873
Constant currency Mexico Pawn same store merchandise revenue (year ended September 30, 2016)	$69,509	19%

Mexico Pawn merchandise sales gross profit (year ended September 30, 2016)	$19,329	7%
Currency exchange rate fluctuations	3,584
Constant currency Mexico Pawn merchandise sales gross profit (year ended September 30, 2016)	$22,913	27%

Mexico Pawn net revenue (year ended September 30, 2016)	$52,018	3%
Currency exchange rate fluctuations	9,645
Constant currency Mexico Pawn net revenue (year ended September 30, 2016)	$61,663	22%

Mexico Pawn segment profit before tax (year ended September 30, 2016)	$8,508	N/A
Currency exchange rate fluctuations	3,116
Constant currency Mexico Pawn segment profit before tax (year ended September 30, 2016)	$11,624	N/A